UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2013, Spectrum Brands Holdings, Inc. (the “Company”) amended its Restated Certificate of Incorporation (the “Charter”) pursuant to the filing of an Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) with the Delaware Secretary of State.  The amendment of the Charter, embodied in the Restated Certificate, dissolved the Special Nominating Committee of the Company’s Board of Directors, which was responsible for identifying and nominating independent directors to serve on the Special Nominating Committee and to exercise certain approval rights in connection with specified related party and other transactions.  As a result of the amendment embodied in the Restated Certificate, all references to the Special Nominating Committee have been eliminated from the Charter.  The Restated Certificate was approved by the Company’s stockholders at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on March 1, 2013, and became effective on March 7, 2013 by the filing of the Restated Certificate with the Delaware Secretary of State.  A detailed description of the background and reasons for the amendments effected by the Restated Certificate is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting dated January 22, 2013 (the “Proxy Statement”) under the caption “Proposal 2: Amendment to Certificate of Incorporation to Dissolve Special Nominating Committee” which description is incorporated by reference herein.  Moreover, the above description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and is incorporated by reference herein.

In connection with the amendment of the Charter described above, effective March 7, 2013, the Company’s Board of Directors amended the Amended and Restated By-Laws of the Company (the “Amended By-Laws”) to eliminate all references to the Special Nominating Committee and its functions from the Amended By-Laws, and thereby coordinate the Amended By-Laws with the Restated Certificate.  The above description of the Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is filed as Exhibit 3.2 to this report on Form 8-K and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on March 1, 2013.  Only holders of the Company’s common stock at the close of business on January 14, 2013 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were 52,094,497 shares of common stock entitled to vote.  A total of 48,878,486 shares of common stock (93.83%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on three proposals at the Annual Meeting.  The proposals are described in detail in the Proxy Statement.  The final results of the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected one Class III director to the Board to serve for a three-year term expiring at the 2016 annual meeting of stockholders.  The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Norman S. Matthews	45,828,837	600,871	–

Proposal 2: The Company’s stockholders approved the amendment of the Company’s Charter, embodied in the Restated Certificate, to dissolve the Special Nominating Committee.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
31,438,183	14,963,694	27,831	–

Proposal 3:  The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ended September 30, 2013.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
48,681,521	169,773	27,192	–

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Spectrum Brands Holdings, Inc., effective March 7, 2013
3.2	Second Amended and Restated By-Laws of Spectrum Brands Holdings, Inc., effective as of March 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: March 7, 2013

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Spectrum Brands Holdings, Inc., effective March 7, 2013
3.2	Second Amended and Restated By-Laws of Spectrum Brands Holdings, Inc., effective as of March 7, 2013